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                                                        Exhibit (a)(1)(iii)


                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                      TENDER OF SHARES OF COMMON STOCK OF

                          THE INDIA GROWTH FUND INC.

  This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if a stockholder's certificates for shares of common stock, par value $0.01 per share (the "Shares") of The India Growth Fund Inc., are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 5:00 p.m., New York City time, February 16, 2001, or such later date to which the Offer is extended (the "Termination Date"). Such form may be delivered by hand or transmitted by telegram or mail to the Depositary, and must be received by the Depositary on or before the Termination Date. See
Section 3, "Procedure for Tendering Shares," of the Fund's Issuer Tender Offer Statement.

                                The Depositary:

                                   PFPC INC.

                             Depositary Addresses:

  By First Class Mail:     By Registered, Certified          By Hand:
                              or Express Mail or
                              Overnight Courier:

        PFPC Inc.                  PFPC Inc.           Securities Transfer &
   c/o EquiServe Trust        c/o Equiserve Trust            Reporting
      Company, N.A.              Company, N.A.            Services, Inc.
 Attn: Corporate Actions    Attn: Corporate Actions     c/o Equiserve Trust
     P.O. Box 43025           40 Campanelli Drive          Company, N.A.
  Providence, RI 02940-       Braintree, MA 02184       100 William Street
          3025                                          New York, NY 10038


   Depositary Telephone Number to Confirm Receipt of Notices 1-800-331-1710


 DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES
                        NOT CONSTITUTE A VALID DELIVERY


Ladies and Gentlemen:

  The undersigned hereby tenders to The India Growth Fund Inc. (the "Fund"), upon the terms and subject to the conditions set forth in its Issuer Tender Offer Statement, dated January 16, 2001 (the "Fund's Offer") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth on the reverse side pursuant to the guaranteed delivery procedures set forth in Section 3, "Procedure for Tendering Shares," of the Fund's Issuer Tender Offer Statement.
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 Number of Shares Tendered: __________________________________________________

 Certificate Nos. (if available):
 _____________________________________________________________________________
 _____________________________________________________________________________

 If Shares will be tendered by book-entry transfer, check box:

 [_]The Depository Trust Company

 Account Number:
 _____________________________________________________________________________
 Name(s) of Record Holder(s):
 _____________________________________________________________________________
 _____________________________________________________________________________

 Address:
 _____________________________________________________________________________
 _____________________________________________________________________________
 Area Code and Telephone Number:
 _____________________________________________________________________________
 _____________________________________________________________________________
 Taxpayer Identification (Social Security) Number:
 _____________________________________________________________________________

 The undersigned also tenders all uncertificated Shares that may be held in the name of the registered holder(s) by the Fund's transfer agent pursuant to the Fund's dividend reinvestment and cash purchase plan:

     Yes      No

                  (Note: If neither of these boxes is checked,
             any such uncertificated Shares will not be tendered.)

 Dated: ______________________________    ___________________________________
                                          ___________________________________
                                                      Signature(s)


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

                                   GUARANTEE

   The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby (a) guarantees to deliver to the Depositary certificates representing the Shares tendered hereby, in proper form for transfer (or tender shares pursuant to the procedure for book-entry transfer) into the Depositary's account at The Depository Trust Company, together with (i) a properly completed and duly executed Letter of Transmittal with any required signature guarantees and (ii) other required documents, within three business days after the Termination Date of the Offer, and (b) represents that such tender of Shares complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended.

 Name of Firm: _____________________      ___________________________________
                                                 (Authorized Signature)


 Address: __________________________      Name: _____________________________
 ___________________________________                 (Please Print)

  City       State        Zip Code

 Area Code and Tel. No. ____________      Title: ____________________________


           DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE
                                          Dated: ____________________________
            CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL


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